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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2004, in the Registration Statement on Form F-1 and related Prospectus of TOP Tankers Inc. for the registration of 13,330,000 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
July 7, 2004

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Consent of Independent Registered Public Accounting Firm